Exhibit 10.1

Execution Version

$325,000,000

INFINERA CORPORATION

3.75% CONVERTIBLE SENIOR NOTES DUE 2028

PURCHASE AGREEMENT

August 3, 2022

Jefferies LLC

As Representative of the several

  Initial Purchasers named

  in Schedule I hereto

c/o Jefferies LLC

    520 Madison Avenue

    New York, New York 10022

Ladies and Gentlemen:

Infinera Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $325,000,000 principal amount of its 3.75% Convertible Senior Notes due 2028 (the “Firm Securities”), to be issued pursuant to the provisions of an Indenture to be dated August 8, 2022 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $48,750,000 aggregate principal amount of its 3.75% Convertible Senior Notes due 2028 (the “Additional Securities”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such Additional Securities granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.” The Company’s common stock, par value $0.001 per share, is hereinafter referred to as the “Common Stock.” The Securities will be convertible into cash up to the aggregate principal amount of such Securities and cash, shares of Common Stock (the “Underlying Securities”) or a combination of cash and Underlying Securities at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such Securities being converted in accordance with the terms of the Securities and the Indenture. To the extent there are no additional Initial Purchasers listed on Schedule I other than you, the term Representatives as used herein shall mean you, as the Initial Purchaser, and the term Initial Purchasers shall mean the singular as the context requires.

The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated August 2, 2022 (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the

Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with each Additional Written Offering Communication or other information, if any, each identified in Schedule II hereto under the caption Time of Sale Memorandum; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act). As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to, and agrees with each of, the Initial Purchasers that:

(a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.

(b) Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly incorporated, is validly existing in good standing (which concept shall include the functional equivalent of “good standing” in non-U.S. jurisdictions, to the extent applicable) under the laws of the jurisdiction of its organization, has the corporate power and authority (or similar company or partnership power and authority) to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock (or equivalent equity interests, as applicable) of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent directors’ qualifying shares are required by law.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.

(g) The shares of Common Stock outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability (the “Enforceability Exceptions”) and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, and the Securities and the Indenture will conform in all material respects to the descriptions thereof in each of the Time of Sale Memorandum and the Final Memorandum.

(i) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, holders may convert the Securities into cash up to the aggregate principal amount of such Securities and cash, shares of the Underlying Securities or a combination of cash and Underlying Securities, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such Securities being converted, in accordance with the terms of the Securities and the Indenture; a number of Underlying Securities equal to the product of (x) the number of Securities (assuming the Initial Purchasers exercise their right to purchase $48,750,000 aggregate principal amount of Additional Securities) and (y) the conversion rate for the Securities (assuming the maximum increase to the conversion rate in connection with a “Make-Whole Fundamental Change,” as such term is defined in the Indenture) or Notice of Redemption (as such term is defined in the Indenture) (the “Maximum Number of Underlying Securities”) have been duly authorized and reserved for issuance upon such conversion and, when and to the extent issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Maximum Number of Underlying Securities will not be subject to any preemptive or similar rights.

(j) On the Closing Date, the Indenture will have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities (together, the “Transaction Documents”) will not contravene any provision of or constitute a default under (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses

(i), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Company’s ability to perform its obligations under the Transaction Documents or on its ability to consummate the transactions contemplated herein, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except for those that have been, or will have been prior to the Closing Date, obtained, and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, and except where the failure to obtain such consents, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Company’s ability to conduct the offering of the Securities.

(l) There has not occurred any material adverse change, or any development that would reasonably be expected to cause a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum.

(m) Other than as set forth in the Time of Sale Memorandum, (i) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated herein or therein; and (ii) to the Company’s knowledge, no such proceedings are threatened.

(n) The Company and its subsidiaries own or possess or can obtain on commercially reasonable terms adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, software, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (“Intellectual Property”) necessary for the conduct of their respective businesses as described in the Time of Sale Memorandum, except where the failure to so own, possess or acquire such rights would not reasonably be expected to have a Material Adverse Effect, and except as described in the Time of Sale Memorandum, the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or violation of or conflict with any such rights of others that, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, (i) the Company’s and its subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or violated any Intellectual Property of any person and (ii) the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person, in each case, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company and its subsidiary that is material to the business or operation of the Company or any subsidiary and the value of which to the Company or any subsidiary is contingent upon maintaining the confidentiality thereof, and none of such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or any subsidiary, all of whom are bound by written confidentiality agreements.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Except as described in the Time of Sale Memorandum, (i) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (iii) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(r) The Company is not, and after giving effect to the offering and sale of the Securities (including the issuance of any Underlying Securities upon conversion thereof) and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, (ii) made any General Solicitation that is not an Additional Written Offering Communication other than General Solicitations listed on Schedule II hereto or those made with the prior written consent of the Representatives, or (iii) offered, solicited offers to buy or sold the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(t) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 7 and their compliance with their agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(u) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(v) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee, nor, to the Company’s knowledge, any affiliate, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and, to the Company’s knowledge, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(w) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x) (i) Neither the Company, nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, Syria and North Korea).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have, individually or in the aggregate, a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could, reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

(z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Time of Sale Memorandum is accurate. Except as described in the Time of Sale Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) The interactive data in XBRL incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) The financial statements, together with the related schedules and notes, incorporated by reference in the Time of Sale Memorandum present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Time of Sale Memorandum under the caption “Summary Consolidated Financial Information of Infinera” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Time of Sale Memorandum. The statistical and market related data and forward looking statements included or incorporated by reference in the Time of Sale Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(cc) Ernst & Young LLP who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting are independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(dd) (i) There has been no security breach, disclosure or outage of, or unauthorized access to, the Company’s or its subsidiaries’ information technology or computer systems, networks, hardware, software, websites or applications, personally identifiable or confidential data or databases thereof (including all personally identifiable or confidential data of their respective customers, employees, suppliers, and vendors, and any third party personally identifiable or confidential data, in each case that is maintained, processed or stored by the Company and its subsidiaries, and any such personally identifiable or confidential data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of any security breach, disclosure or outage of, or unauthorized access to, their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented reasonable controls, policies, procedures, and technological safeguards and backup and disaster recovery technology designed to maintain and protect the confidentiality, integrity, operation, redundancy and security of their IT Systems and Data that are reasonably consistent with generally accepted industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach, disclosure, outage, or unauthorized access as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have complied, and are presently in compliance, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.25% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from August 8, 2022 to the Closing Date.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $48,750,000 aggregate principal amount of Additional Securities, at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. The Representatives may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice to the Company not later than 13 calendar days from, and including, the Closing Date (such period, the “Exercise Period”). Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Each purchase date must be within the Exercise Period and must be at least one business day after the written notice is given, unless waived by the Company in writing, and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate denominations of less than $1,000 as the Representatives may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I hereto opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.

3. Terms of Offering. The Representatives have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in their judgment is advisable.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on August 8, 2022, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be mutually agreed in writing by the Company and the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the second business day thereafter, as may be designated in writing by the Representatives.

The Securities shall be in global form, and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date with the same effect as if made on such delivery date, and (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance statement of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(d) The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance statement of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated the Closing Date, in form and substance satisfactory to the Representatives.

(e) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young, LLP, independent registered public accountants for the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Representatives and each of the officers and directors of the Company and the other parties named in Schedule II hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(g) The Maximum Number of Underlying Securities have been approved for listing, subject to notice of issuance, on The Nasdaq Global Select Market (the “Nasdaq”), and evidence thereof shall have been provided to the Representatives.

(h) The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents, not inconsistent with the foregoing, as the Representatives may reasonably request.

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance statement of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion and negative assurance statement of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent registered public accountants for the Company, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(v) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

6. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(a) To furnish to the Representatives in New York City, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), PDF copies and, upon request and without charge, as many printed copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Representatives may reasonably request.

(b) Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Representatives reasonably object, except as may be required to comply with its obligations under the Exchange Act or other applicable law based on the advice of counsel.

(c) To furnish to the Representatives a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which the Representatives reasonably object.

(d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States and Canada as the Representatives shall reasonably request; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation in respect of doing business in any jurisdiction which it otherwise would not.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all costs incident to listing the Maximum Number of Underlying Securities on the Nasdaq or incurred in connection with the admission of the Securities for trading any appropriate market system, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 and the last paragraph of Section 10 below, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i) Not to make or use any proposed General Solicitation.

(j) While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k) The Company will not, and will not permit any of its controlled affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities, if such resold Securities or Underlying Securities would constitute “restricted securities” under Rule 144.

(l) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(m) The Company will deliver to each Initial Purchaser (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Initial Purchaser may reasonably request in connection with the verification of the foregoing Certification.

(n) To use its reasonable best efforts to have the Maximum Number of Underlying Securities approved for listing, subject only to notice of issuance, on the Nasdaq on or prior to the Closing Date and to maintain the listing of the Maximum Number of Underlying Securities on the Nasdaq.

(o) To reserve and keep available at all times, free of preemptive rights, the Maximum Number of Underlying Securities.

(p) Between the date hereof and the later of (i) the Closing Date and (ii) the Option Closing Date, if any, the Company will not do or authorize any act or thing that would, if it occurred after such Closing Date, result in an adjustment of the Conversion Rate (as such term is defined in the Indenture) for the Securities.

The Company also agrees that, without the prior written consent of the Representatives on behalf of the Initial Purchasers, it will not, during the period ending 60 days after the date of the Final Memorandum ( the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common

Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the sale of the Securities under this Agreement, (b) the issuance by the Company of the Underlying Securities upon the conversion of the Securities, (c) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and as described in the Time of Sale Memorandum or (d) any grants under the Company’s equity or stock plans in accordance with the terms of such plans as described in the Time of Sale Memorandum.

7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any General Solicitation, other than a permitted communication listed on Schedule II hereto, or those made with the prior written consent of the Company, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs that in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the captions “Notice to Investors” and “Transfer Restrictions”.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required; and

(ii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A under the Securities Act;

(c) The Company agrees that the Initial Purchasers may provide copies of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum and any other agreements or documents relating thereto, including without limitation, the Transaction Documents, to Xtract Research LLC (“Xtract”), following completion of the offering, for inclusion in an online research service sponsored by Xtract, access to which shall be restricted by Xtract to QIBs.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum or any amendment or supplement thereto, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, any road show or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule II hereto, or the Final Memorandum or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or (b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding

(including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or (b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Initial Purchasers may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of The New York Stock Exchange and the Nasdaq, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, in the Final Memorandum or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Initial Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to you as the Representatives in care of Jefferies LLC, 520 Madison Avenue, New York, NY 10022; and if to the Company shall be delivered, mailed or sent to Infinera Corporation, 6373 San Ignacio Avenue, San Jose, California 95119, Attention: Legal Department.

16. Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act, the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

*    *    *

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours, INFINERA CORPORATION

By:	/s/ Nancy Erba
Name: Nancy Erba
Title: Chief Financial Officer

Accepted as of the date hereof JEFFERIES LLC Acting severally on behalf of itself and the several Initial Purchasers named in Schedule I hereto

By:	Jefferies LLC

By:	/s/ Colyer Curtis
Name: Colyer Curtis
Title: Managing Director

SCHEDULE I

Initial Purchaser	Principal Amount of Firm Securities To Be Purchased
Jefferies LLC	$325,000,000

Total	$325,000,000

I-1

SCHEDULE II

Time of Sale Memorandum

1.	Preliminary Memorandum, dated August 2, 2022

2.	Pricing term sheet, dated August 3, 2022, attached hereto

Permitted Additional Written Offering Communications

Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and the Company have agreed may be used in connection with the offering of the Securities

III-1

SCHEDULE III

Signatories to Lock-Up Agreements

Paul J. Milbury

George A. Riedel

Roop K. Lakkaraju

David W. Heard

David F. Welch, Ph.D.

Christine Bucklin

Gregory P. Dougherty

Sharon Holt

Nancy Erba

David L. Teichmann

Nicholas Walden

Michael Fernicola

2

EXHIBIT A

FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

1.

The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of California.

2.	The Company has the corporate power to authorize, issue and sell the Securities as contemplated by the Purchase Agreement.

3.	The Purchase Agreement has been duly authorized, executed and delivered by the Company.

4.

The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.

The Securities being issued on the date hereof are in the form contemplated in the Indenture and have been duly authorized and executed by the Company and, when authenticated by the Trustee in accordance with the provisions of the Indenture and issued and delivered to the Initial Purchaser against payment of the purchase price therefor in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

6.

A number of shares of Common Stock equal to the product of (x) the number of Securities [(assuming the Initial Purchaser exercises its right to purchase $48,750,000 aggregate principal amount of additional Securities)] and (y) the conversion rate for the Securities (assuming the maximum increase to the conversion rate in connection with a “Make-Whole Fundamental Change,” as such term is defined in the Indenture) or Notice of Redemption (as such term is defined in the Indenture) (the “Shares”) have been duly authorized and, when issued and delivered upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, such Shares will be validly issued, fully paid and nonassessable. The Shares conform in all material respects to the description of the Common Stock contained in the Pricing Disclosure Package and Final Offering Memorandum under the caption “Description of Capital Stock.” The issuance of the Shares is not subject to any preemptive rights pursuant to the Certificate of Incorporation, Bylaws, any Reviewed Agreement or the DGCL. The Board of Directors of the Company has duly and validly adopted resolutions reserving the Shares for issuance upon conversion of the Securities.

Exh. A-1

7.

The execution and delivery by the Company of the Operative Documents, the performance by the Company of its obligations under the Operative Documents, and the issuance and sale of the Securities and the issuance of the Shares do not violate any provision of the Certificate of Incorporation or Bylaws, or any provision of any U.S. federal or New York or California state law, rule or regulation or the DGCL. The execution and delivery by the Company of the Operative Documents, the performance by the Company of its obligations under the Operative Documents and the issuance and sale of the Securities do not violate, or constitute a default under, any Reviewed Agreement, and do not violate any Reviewed Judgment.

8.

No consent, approval, authorization of, or designation, declaration or filing with, any U.S. federal, New York, California or Delaware (solely with respect to the DGCL) governmental authority on the part of the Company is required for the valid execution and delivery of the Operative Documents or the issuance and sale by the Company of the Securities or the issuance of the Shares, pursuant to the Purchase Agreement and Indenture.

9.

The statements set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes” insofar as such information purports to constitute a summary of the terms of the Securities and the Indenture, fairly summarize in all material respects the matters referred to therein.

10.

The statements set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Description of Capital Stock”, insofar as such information purports to constitute a summary of the terms of the Common Stock, fairly summarize in all material respects the matters referred to therein.

11.

The statements set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations”, insofar as such information purports to summarize provisions of the United States federal tax laws referred to therein, fairly summarize such laws in all material respects.

12.

The Company is not and, immediately after giving effect to the offering and sale of the Securities to be sold by the Company and the application of the net proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Memorandum, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.

13.

No registration of the Securities or the Shares under the Securities Act is required for the sale of the Securities by the Company to the Initial Purchaser pursuant to the Purchase Agreement and the Indenture or for the initial resale of the Securities by the Initial Purchaser in the manner contemplated by the Purchase Agreement, the Pricing Disclosure Package and the Final Offering Memorandum, and it is not necessary to qualify the Indenture under the Trust Indenture Act (it being understood that, in each case, no opinion is expressed as to any subsequent resale of the Securities or the Shares).

2

We have participated in conferences with certain officers and other representatives of the Company, the Initial Purchaser, counsel for the Initial Purchaser and representatives of the independent certified public accountants of the Company at which the contents of the Pricing Disclosure Package, the Final Offering Memorandum and related matters were reviewed and discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Pricing Disclosure Package or the Final Offering Memorandum (except to the extent of our statements in paragraphs 9, 10, and 11 of our opinion letter separately delivered to you today pursuant to the Purchase Agreement), and we have made no independent check or verification thereof, no facts have come to our attention in the course of such review and discussion that have caused us to believe that:

(i) the Pricing Disclosure Package, as of [•] [a.m./p.m.] [New York] time on August [•], 2022, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(ii) the Final Offering Memorandum, as of its issue date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3

EXHIBIT B

[FORM OF LOCK-UP LETTER]

August [•], 2022

Jefferies LLC

    As Representative of the several

    Initial Purchasers named

    in Schedule I to the Purchase Agreement

    referred to below

c/o Jefferies LLC

    520 Madison Avenue

    New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Jefferies LLC (the “Representative”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with Infinera Corporation, a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the several Initial Purchasers, including the Representative (the “Initial Purchasers”), of its Convertible Senior Notes due 2028 (the “Securities”). The Securities will be convertible into cash, shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), or a combination of cash and Common Stock, at the Company’s election.

To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final offering memorandum (the “Restricted Period”) relating to the Offering (the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or publicly announce an intention to effect any such transaction described in clause (1) or (2) above, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (b) to the extent applicable, distributions of shares of Common Stock or any security convertible into Common Stock

Exh. B-1

to limited partners or stockholders of the undersigned, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (d) transfers of shares of Common Stock or any security convertible into Common Stock to a wholly owned subsidiary of the undersigned or to the direct or indirect members or partners of the undersigned, (e) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestate, (f) transfers of shares of Common Stock or any security convertible into Common Stock to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (e); provided that in the case of any transfer or distribution pursuant to clauses (a) through (f) (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (g) in connection with the surrender or forfeiture of shares to the Company solely to satisfy tax withholding obligations upon exercise or vesting of stock options or awards; provided that no filing under Section 16(a) of the Exchange Act shall be voluntarily made and any filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period in connection with any such transfers or dispositions shall indicate by footnote disclosure or otherwise the nature of the transfer or disposition, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period or (i) sales of shares of Common Stock pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act; provided that such trading plan was established prior to the date hereof and made available to the Representative or their counsel. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

It is understood that the undersigned will be released from its obligations under this “lock-up” agreement if the Company notifies the undersigned that it does not intend to proceed with the Offering, if the Purchase Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities or if the Offering shall not have occurred by September 30, 2022.

Exh. B-2

The undersigned understands that the Company and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

Very truly yours,

Exact Name of Shareholder: ___________________________________

Authorized Signature: ________________________________________

Title: ______________________________________________________

Exh. B-3